Via Renewables, Inc. Reports Third Quarter 2021 Financial Results
HOUSTON, November 3, 2021 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA), an independent retail energy services company, today reported financial results for the quarter ended September 30, 2021.
Key Highlights
•Achieved $22.0 million in Adjusted EBITDA, and $30.9 million in Retail Gross Margin, and $34.7 million in Net Income for the third quarter
•Total RCE count of 368,000 as of September 30, 2021, compared to 347,000 as of June 30, 2021
•Average monthly attrition of 2.4%
•Total liquidity of $134.5 million as of September 30, 2021

"On October 15, 2021, we executed the amendment and extension of our Senior Credit Facility. The Senior Credit Facility now has a maturity date of October 13, 2023 with the addition of a new Acquisition Line. The Acquisition Line will allow Via Renewables the flexibility to pursue opportunities in the marketplace as we explore options in the renewable energy space," said Keith Maxwell, Via Renewables' President and Chief Executive Officer.

Summary Third Quarter 2021 Financial Results
Net income for the quarter ended September 30, 2021, was $34.7 million compared to net income of $22.6 million for the quarter ended September 30, 2020. The increase compared to the prior year was primarily the result of an increase in gains on derivative instruments and a decrease in G&A and depreciation and amortization.
For the quarter ended September 30, 2021, Via Renewables reported Adjusted EBITDA of $22.0 million compared to Adjusted EBITDA of $27.7 million for the quarter ended September 30, 2020. While gross margin was lower year-over-year, the decrease in gross margin was partially offset by decreases in G&A expenses.
For the quarter ended September 30, 2021, Via Renewables reported Retail Gross Margin of $30.9 million compared to Retail Gross Margin of $47.0 million for the quarter ended September 30, 2020. This decrease of $16.1 million was primarily attributable to fewer customers in our overall portfolio.

Liquidity and Capital Resources
($ in thousands)	September 30, 2021
Cash and cash equivalents	$89,422
Senior Credit Facility Availability (1)	30,121
Subordinated Debt Facility Availability (2)	15,000
Total Liquidity	$134,543
(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of September 30, 2021.
(2) The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend.

Dividend
On October 20, 2021, Via Renewables’ Board of Directors declared quarterly dividends of $0.18125 per share on its Class A common stock payable on December 15, 2021 to holders of record on December 1, 2021, and $0.546875 per share on its Series A Preferred Stock payable on January 17, 2022 to holders of record on January 3, 2022.
Business Outlook
Mr. Maxwell concluded, "Customers acquired earlier this year began coming on flow in the third quarter, and can be seen by the increase in our RCE count. We will continue to see additional customers come on flow in the fourth quarter as the remaining acquired customers are onboarded. As our organic channels continue to ramp up and we explore opportunities in the marketplace, we are forecasting customer growth in the future.”
Conference Call and Webcast
Via will host a conference call to discuss third quarter 2021 results on Thursday, November 4, 2021, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Via Renewables Investor Relations website at https://viarenewables.com/ An archived replay of the webcast will be available for twelve months following the live presentation.
About Via Renewables, Inc.
Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 100 utility service territories across 19 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” "could," “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of COVID-19 and the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, ability to pay cash dividends, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability and terms of capital, competition, governmental regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•evolving risks, uncertainties and impacts relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential for continuing negative impacts of COVID-19 on economies and financial markets;
•the ultimate impact of the 2021 severe weather event, including resolution of outstanding pricing and volume settlement data from ERCOT; the results of formal disputes regarding pricing and volume settlement data received to date; and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
•changes in commodity prices;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•competition; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:
Investor Relations:
Mike Barajas,
832-200-3727
Media Relations:
Kira Jordan,
832-255-7302

VIA RENEWABLES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Retail revenues	$98,267	$141,188	$293,721	$436,166
Net asset optimization (expense) revenue	(288)	(558)	(542)	(319)
Total Revenues	97,979	140,630	293,179	435,847
Operating Expenses:
Retail cost of revenues	40,298	85,118	198,642	269,546
General and administrative	9,719	19,080	33,053	66,087
Depreciation and amortization	5,049	7,278	16,498	24,084
Total Operating Expenses	55,066	111,476	248,193	359,717
Operating income	42,913	29,154	44,986	76,130
Other (expense)/income:
Interest expense	(1,298)	(1,487)	(4,161)	(4,233)
Interest and other income	63	80	228	293
Total other expenses	(1,235)	(1,407)	(3,933)	(3,940)
Income before income tax expense	41,678	27,747	41,053	72,190
Income tax expense	7,021	5,141	9,160	12,739
Net income	$34,657	$22,606	$31,893	$59,451
Less: Net income attributable to non-controlling interests	19,774	12,993	14,158	34,200
Net income attributable to Via Renewables, Inc. stockholders	$14,883	$9,613	$17,735	$25,251
Less: Dividend on Series A Preferred Stock	1,951	1,951	5,853	5,490
Net income attributable to stockholders of Class A common stock	$12,932	$7,662	$11,882	$19,761

Net income attributable to Via Renewables, Inc. per share of Class A common stock
Basic	$0.83	$0.52	$0.79	$1.36
Diluted	$0.82	$0.52	$0.79	$1.35

Weighted average shares of Class A common stock outstanding
Basic	15,572	14,653	14,965	14,531
Diluted	15,686	14,671	15,099	14,655

Selected Balance Sheet Data
(in thousands)	September 30, 2021	December 31, 2020
Cash and cash equivalents	89,422	71,684
Working capital	171,286	114,213
Total assets	392,482	366,667
Total debt	140,000	100,000
Total liabilities	211,450	190,918
Total stockholders' equity	69,566	64,854

Selected Cash Flow Data
	Nine Months Ended September 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$18,772	$83,948
Net cash used in investing activities	$(3,689)	$(1,219)
Net cash provided (used) in financing activities	$11,352	$(65,017)

Operating Segment Results
(in thousands, except volume and per unit operating data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Retail Electricity Segment
Total Revenues	$92,104	$132,958	$242,548	$366,981
Retail Cost of Revenues	41,035	82,061	179,762	241,712
Less: Net gain on non-trading derivatives, net of cash settlements	22,359	8,135	46,711	16,128
Non-recurring event - Winter Storm Uri	497	—	(64,403)	—
Retail Gross Margin (1) — Electricity	$28,213	$42,762	$80,478	$109,141
Volumes — Electricity (MWhs) (3)	777,340	1,165,500	2,013,468	3,235,222
Retail Gross Margin (2) (4) — Electricity per MWh	$36.29	$36.69	$39.97	$33.74

Retail Natural Gas Segment
Total Revenues	$6,163	$8,230	$51,173	$69,185
Retail Cost of Revenues	(737)	3,057	18,880	27,834
Less: Net gain on non-trading derivatives, net of cash settlements	4,243	904	5,449	3,006
Retail Gross Margin (1) — Gas	$2,657	$4,269	$26,844	$38,345
Volumes — Gas (MMBtus)	668,063	949,088	5,765,588	8,198,827
Retail Gross Margin (2) — Gas per MMBtu	$3.98	$4.50	$4.66	$3.93

(1)    Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.
(2)    Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.
(3) Excludes volumes (8,402 MWhs) related to Winter Storm Uri impact for the nine months ended September 30, 2021
(4) Retail Gross Margin - Electricity per MWh excludes Winter Storm Uri impact

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA. We will continue this historical approach, but during the first quarter of 2021 we incurred a net pre-tax financial loss of $64.9 million due to Winter Storm Uri, as described above. This loss was incurred due to uncharacteristic extended sub-freezing temperatures across Texas combined with the impact of the pricing caps ordered by ERCOT. We believe this event is unusual, infrequent, and non-recurring in nature.

Our lenders under the Company's Senior Credit Facility allowed $60.0 million of the $64.9 million pre-tax storm loss to be added back as a non-recurring item in the calculation of Adjusted EBITDA for the Company's Debt Covenant Calculations. As our Senior Credit Facility is considered a material agreement and Adjusted EBITDA is a key component of our material covenants, we consider our covenant compliance to be material to the understanding of the Company's financial condition and/or liquidity. We will present any credits received related to the storm exceeding $4.9 million as a reduction of Adjusted EBITDA for consistent presentation. There are no assurances credits will be received.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our performance and results of operations and that Adjusted EBITDA is also useful for an understanding of our financial condition and/or liquidity due to its use in covenants in our Senior Credit Facility. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure, historical cost basis and specific items not reflective of ongoing operations;

•the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, (v) net current period cash settlements on non-trading derivative instruments and (vi) gains (losses) from non-recurring events (including non-recurring market volatility. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’s operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

We have historically included the financial impact of weather variability in the calculation of Retail Gross Margin. We will continue this historical approach, but during the current quarter we have made the decision to add back the financial loss related to winter storm Uri, as described above, in the calculation of Retail Gross Margin because the extremity of the storm combined with the impact of the scarcity pricing mechanisms ordered by ERCOT is considered unusual, infrequent, and non-recurring in nature.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by operating activities, and operating income (loss), and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided (used in) operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income	$34,657	$22,606	$31,893	$59,451
Depreciation and amortization	5,049	7,278	16,498	24,084
Interest expense	1,298	1,487	4,161	4,233
Income tax expense	7,021	5,141	9,160	12,739
EBITDA	48,025	36,512	61,712	100,507
Less:
Net, gain (loss) on derivative instruments	31,798	2,451	57,726	(14,015)
Net cash settlements on derivative instruments	(5,660)	6,425	(6,050)	32,997
Customer acquisition costs	309	207	765	1,762
Plus:
Non-cash compensation expense	441	320	2,012	2,134
Non-recurring event - Winter Storm Uri	—	—	60,000	—
Non-recurring legal settlement	—	—	(2,225)	—
Adjusted EBITDA	$22,019	$27,749	$69,058	$81,897

Reconciliation of Adjusted EBITDA to net cash provided in operating activities:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$9,604	$12,165	$18,772	$83,948
Amortization of deferred financing costs	(275)	(476)	(792)	(966)
Bad debt expense	(492)	(880)	(379)	(4,613)
Interest expense	1,298	1,487	4,161	4,233
Income tax expense	7,021	5,141	9,160	12,739
Non-recurring event - Winter Storm Uri	—	—	60,000	—
Non-recurring legal settlement	—	—	(2,225)	—
Changes in operating working capital
Accounts receivable, prepaids, current assets	6,456	1,709	(25,305)	(48,301)
Inventory	1,448	823	1,048	(1,158)
Accounts payable and accrued liabilities	2,952	9,374	15,809	39,213
Other	(5,993)	(1,594)	(11,191)	(3,198)
Adjusted EBITDA	$22,019	$27,749	$69,058	$81,897
Cash Flow Data:
Net cash provided by operating activities	$9,604	$12,165	$18,772	$83,948
Cash flows used in investing activities	$(2,626)	$(640)	$(3,689)	$(1,219)
Net cash (used in) provided by financing activities	$(13,399)	$(15,769)	$11,352	$(65,017)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

Reconciliation of Retail Gross Margin to Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Operating income	$42,913	$29,154	$44,986	$76,130
Plus:
Depreciation and amortization	5,049	7,278	16,498	24,084
General and administrative expense	9,719	19,080	33,053	66,087
Less:
Net asset optimization (expense) revenue	(288)	(558)	(542)	(319)
Gain (loss) on non-trading derivative instruments	32,262	2,550	58,214	(14,019)
Cash settlements on non-trading derivative instruments	(5,660)	6,489	(6,054)	33,153
Non-recurring event - Winter Storm Uri	497	—	(64,403)	—
Retail Gross Margin	$30,870	$47,031	$107,322	$147,486
Retail Gross Margin - Retail Electricity Segment (1)	$28,213	$42,762	$80,478	$109,141
Retail Gross Margin - Retail Natural Gas Segment	$2,657	$4,269	$26,844	$38,345
(1) Retail Gross Margin for the three months ended September 30, 2021 includes a $0.5 million reduction related to the Winter Storm Uri credit settlement received and nine months ended September 30, 2021 includes a $64.4 million add back related to Winter Storm Uri.